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                                                                    EXHIBIT 10.2


                             AMENDED AND RESTATED
                             THE STREET.COM, INC.
                           1998 STOCK INCENTIVE PLAN


SECTION 1.        Purposes

                  The purpose of The Street.Com, Inc. Amended and Restated 1998 Stock Incentive Plan (the "Plan") is to enable The Street.Com, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees, directors and consultants and strengthen the existing mutuality of interests between such persons and the Company's stockholders by offering such persons an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2.        Types of Awards

                  Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax Offset Payments.

SECTION 3.        Administration

                  3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors. The members of the Committee shall serve at the pleasure of the Board.

                  3.2 The Committee shall have the following authority with respect to awards under the Plan: to grant awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                           (a) to determine whether and to what extent any award or combination of awards will be granted hereunder;





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                           (b) to select the employees, directors or
         consultants to whom awards will be granted;

                           (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

                           (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

                           (e) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service;

                           (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the stock is listed, fair market value of the Stock on a given date shall be the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ National Market (or the principal exchange upon which the Stock is listed), or if no such sale of Stock occurs on such date, the mean between the high and low prices on the nearest trading date before such date;

                           (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or
         (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                           (h) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company or its designee(s) any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;


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                           (i) to amend the terms of any award, prospectively
         or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                           (j) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

                  3.3 The Committee shall have the right to designate awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

                  3.4 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4.        Stock Subject to Plan

                  4.1 The total number of shares of Stock which may be issued under the Plan shall be 7,581,818. Such shares may consist of authorized but unissued shares or treasury shares.

                  4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.


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                  4.3 No employee shall be granted Stock Options, Restricted
Stock, or any combination thereof with respect to more than 500,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

                  4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5.        Eligibility

                  Employees, directors, and consultants of the Company or a Related Company are eligible to be granted awards under the Plan. Only employees are eligible to be granted Incentive Stock Options. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6.        Stock Options

                  6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                  6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:


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                           (a) Option Price. The option price per share of
         Stock purchasable under a Stock Option shall be determined by the Committee, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

                           (b) Option Term. The term of each Stock Option shall be fixed by the Committee.

                           (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Committee, or any combination of the foregoing. If the Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                           (e) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                           (f) Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.


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                           (g) Non-transferability. Unless otherwise provided
         by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                           (h) Termination of Employment. Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 13. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.        Restricted Stock

                  Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The

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         grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

                           (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                           (c) The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                           (d) Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

                           (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 8.        Tax Offset Payments


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                  The Committee may provide for a Tax Offset Payment by the
Company to an employee with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 9.        Tax Withholding

                  9.1 Each award holder shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

                  9.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 10.       Amendments and Termination

                  The Plan is of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy regulatory requirements.

SECTION 11.       Change of Control


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                  11.1 In the event of a Change of Control, if so determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant:

                           (a) all outstanding Stock Options awarded under the Plan shall become fully exercisable and vested; and

                           (b) the restrictions applicable to any outstanding Restricted Stock awards under the Plan shall lapse and such shares shall be deemed fully vested.

                  11.2 A "Change of Control" means the happening of any of the following:

                           (a) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

                           (b) the election to the Board of Directors of the Company of members as a result of which a majority of the Board of Directors shall consist of persons who are not members of the Board of Directors as of the date of grant;

                           (c) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of


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         directors, or (y) where the members of the Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

                           (d) the sale of all or substantially all of the assets of the Company.

SECTION 12.       General Provisions

                  12.1 If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration of qualification of the Common Stock under federal or state laws.

                  12.2 Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of such Stock Option or delivery of such Restricted Stock until such representations and information have been provided.

                  12.3 In the event there is a stockholders agreement among the Company and/or shareholders which agreement imposes restrictions on the transfer of Common Stock, then, as a condition to the exercise of a Stock Option or the delivery of Restricted Stock, the award holder may be required by the Committee to execute appropriate documents making him or her a party to such agreement. The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Common Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

                  12.4 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of

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a Related Company, any right to continued employment or service as a director or consultant.

                  12.5 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  12.6 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 13.       Effective Date of Plan

                  The Plan shall be effective on May 6, 1998, subject to approval by the Company's stockholders.


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